UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2010, Fiserv, Inc. (the “Company”) completed the sale of $300,000,000 aggregate principal amount of its 3.125% Senior Notes due 2015 (the “2015 Notes”) and $450,000,000 aggregate principal amount of its 4.625% Senior Notes due 2020 (the “2020 Notes,” and together with the 2015 Notes, the “Notes”). The Notes are guaranteed by certain of the Company’s wholly-owned domestic subsidiaries (the “Guarantors”) and were issued under an Indenture (the “Indenture”), dated as of November 20, 2007, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by a Fifth Supplemental Indenture, among the Company, the Guarantors and the Trustee, establishing the terms and providing for the issuance of the 2015 Notes (the “2015 Notes Supplemental Indenture”), and by a Sixth Supplemental Indenture, among the Company, the Guarantors and the Trustee, establishing the terms and providing for the issuance of the 2020 Notes (the “2020 Notes Supplemental Indenture”).

The 2015 Notes Supplemental Indenture and form of the 2015 Note, which is included therein, provide, among other things, that the 2015 Notes bear interest at a rate of 3.125% per year (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2011), and will mature on October 1, 2015. The 2020 Notes Supplemental Indenture and form of the 2020 Note, which is included therein, provide, among other things, that the 2020 Notes bear interest at a rate of 4.625% per year (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2011), and will mature on October 1, 2020. The interest rate payable on each of the 2015 Notes and the 2020 Notes is subject to adjustment from time to time if a debt rating agency downgrades (or subsequently upgrades) the debt rating assigned to such series of notes.

The Company may redeem the Notes at any time prior to maturity at a “make-whole” redemption price, plus accrued and unpaid interest. The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event.

All payments with respect to the Notes, including principal and interest, will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors. The Company expects that the Notes will also be guaranteed in the future by certain subsidiaries under certain circumstances. If a Guarantor is released from its guarantees with respect to the Company’s Credit Agreement, as amended November 9, 2007, among the Company and the financial institutions parties thereto, the Loan Agreement, dated as of November 9, 2007, among the Company and the financial institutions parties thereto and any other debt of the Company of an amount in excess of 10% of the Company’s net worth, then such Guarantor will be released from its guarantee of the Notes upon notice by the Company to the Trustee.

The Indenture, the 2015 Notes Supplemental Indenture and the 2020 Notes Supplemental Indenture contain customary events of default. If an event of default occurs and is continuing with respect to any series of the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of that series may declare the Notes of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.

The descriptions of the 2015 Notes Supplemental Indenture and the 2020 Notes Supplemental Indenture set forth above are qualified by reference to the 2015 Notes Supplemental Indenture and the 2020 Notes Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01.	Other Events.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-169358) that the Company filed with the Securities and Exchange Commission (the “SEC”) relating to the Offering. The Company is filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01. Financial Statements and Exhibits.”

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4.1)	Fifth Supplemental Indenture, dated as of September 21, 2010, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(4.2)	Sixth Supplemental Indenture, dated as of September 21, 2010, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(5.1)	Opinion of Foley & Lardner LLP.

(5.2)	Opinion of Klehr Harrison Harvey Branzburg LLP.

(5.3)	Opinion of Brian K. Ridenour.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

(23.2)	Consent of Klehr Harrison Harvey Branzburg LLP (contained in Exhibit (5.2) hereto).

(23.3)	Consent of Brian K. Ridenour (contained in Exhibit (5.3) hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: September 21, 2010	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President, Chief Financial Officer and Treasurer

Fiserv, Inc.

Exhibit Index to Current Report on Form 8-K

Dated September 21, 2010

Exhibit Number

(4.1)	Fifth Supplemental Indenture, dated as of September 21, 2010, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(4.2)	Sixth Supplemental Indenture, dated as of September 21, 2010, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(5.1)	Opinion of Foley & Lardner LLP.

(5.2)	Opinion of Klehr Harrison Harvey Branzburg LLP.

(5.3)	Opinion of Brian K. Ridenour.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

(23.2)	Consent of Klehr Harrison Harvey Branzburg LLP (contained in Exhibit (5.2) hereto).

(23.3)	Consent of Brian K. Ridenour (contained in Exhibit (5.3) hereto).